Exhibit 10.1

Execution Version

Voting and Support Agreement

This VOTING AND SUPPORT AGREEMENT, dated as of October 16, 2022 (this “Agreement”), by and among the stockholders listed on the signature page(s) hereto (together with any subsequent stockholders or transferees who become “Stockholders” pursuant to Section 3 below, collectively, the “Stockholders” and each, individually, a “Stockholder”), and BP Products North America Inc., a Maryland corporation (“Parent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

Recitals

WHEREAS, concurrently with the execution of this Agreement, Parent, Condor RTM Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Condor RTM LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Opco Merger Sub”), Archaea Energy Inc., a Delaware corporation (the “Company”), and LFG Acquisition Holdings LLC, a Delaware limited liability company (“Opco”), are entering into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Company Merger”), and Opco Merger Sub will be merged with and into Opco with Opco continuing as the surviving company and a wholly-owned subsidiary of Parent (the “Opco Merger” and, together with the Company Merger, the “Mergers”);

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the number of shares of Company Class A Common Stock and Company Class B Common Stock, and of Company Warrants, set forth opposite such Stockholder’s name on Schedule A hereto (all such shares of Class A Common Stock and Class B Common Stock, together with any additional shares of Company Common Stock of which such Stockholder may become the record or beneficial owner, whether upon redemption or exchange of Opco Units, the exercise of options or warrants (including the Company Warrants), the vesting of Company RSUs or Company PSUs, the conversion of convertible securities or otherwise, after the date hereof until the Expiration Date (as defined below), the “Subject Shares”);

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner of the Opco Units set forth opposite such Stockholder’s name on Schedule A hereto (all such Opco Units, together with any additional Opco Units of which such Stockholder may become the record or beneficial owner after the date hereof until the Expiration Date, the “Subject Units” and, together with the Subject Shares and any warrants or other rights to acquire Subject Shares that such Stockholder currently holds or beneficially owns and any additional warrants and other rights that such Stockholder may in future hold or beneficially own, the “Subject Securities”); and

WHEREAS, as a condition and inducement to the willingness of Parent to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

1. Voting of Shares. Each Stockholder hereby agrees that during the period commencing on the date of this Agreement and continuing until the Expiration Date (such period, the “Term”), at the Company Stockholder Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement of each of the foregoing, and in connection with any written consent of one or more classes of stockholders of the Company, such Stockholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote or consent thereon:

(a) appear (in person or by proxy) at each such meeting or otherwise cause all of the Subject Shares that such Stockholder is entitled to vote to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Subject Shares: (i) in favor of adoption of the Merger Agreement; (ii) without limitation of the preceding clause (i), in favor of any proposal to adjourn or postpone any meeting of the holders of Company Common Stock at which the matters described in the preceding clause (i) are submitted for the consideration and vote of the holders of Company Common Stock to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; (iii) against any action, proposal, transaction or agreement that would reasonably be expected to result in any of the conditions to any of the Mergers not being fulfilled or not being capable of being fulfilled or a breach of a material covenant, representation or warranty or any other material obligation or agreement of the Company contained in the Merger Agreement; and (iv) against any action, proposal, transaction or agreement that would reasonably be expected to prevent, impede or materially delay the consummation of the Transactions.

2. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except for this Agreement and that certain Stockholders’ Agreement, dated September 15, 2021 (as in effect on the date hereof and as publicly filed with the SEC prior to the date hereof), by and among the Company, Opco, LFG Buyer Co LLC and the stockholder parties listed therein (the “Stockholders’ Agreement”), such Stockholder (a) at any time during the Term, shall not enter into any other voting agreement or voting trust with respect to any of the Subject Shares, or deposit any Subject Shares into a voting trust, and (b) shall not grant at any time during the Term, a proxy, consent or power of attorney with respect to any of the Subject Shares (other than a grant of the proxy under Section 4 to Parent and the designees of Parent to vote the Subject Shares in accordance with Section 1 of this Agreement).

3. Transfer of Subject Securities.

(a) Each Stockholder hereby agrees, during the Term, not to, directly or indirectly, except as otherwise provided in this Agreement, Transfer (as defined below), either voluntarily or involuntarily, or enter into any Contract, option, put, call or other agreement, arrangement or understanding providing for the Transfer of, any of the Subject Securities or any interest therein; provided that nothing herein shall prohibit a Transfer of Subject Securities (i) to any other Stockholder or an Affiliate of such Stockholder, including Transfers to any members of such Stockholder’s immediate family, or to a trust solely for the benefit of such Stockholder or any member of the Stockholder’s immediate family (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), or to a partnership, limited liability company or other entity of which the Stockholder or any member of the Stockholder’s immediate family are the legal and beneficial owners of all of the outstanding equity securities of such entity or similar interest and the Stockholder controls all of the voting power of such entity, (ii) pursuant to any trust or will of such Stockholder or by the Laws of intestate succession, (iii) by operation of Law pursuant to a qualified domestic order, divorce settlement or divorce decree, (iv) following the Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting, pursuant to a charitable gift or contribution (Transfers pursuant to clauses (i), (ii), (iii) or (iv), each, a “Permitted Transfer”) or (v) pursuant to the redemption or exchange of any Opco Units issued and outstanding as of the date hereof in accordance with the terms of the Opco LLC Agreement for shares of Company Class A Common Stock (together with the corresponding cancellation of an equal number of shares of Company Class B Common Stock); provided,  further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee (including any and all transferees and subsequent transferees of the initial transferee) (each, a “Transferee”) agrees in writing to be bound by each of the terms of, and to assume all of the obligations of such Stockholder under, this Agreement by executing and delivering a joinder agreement in form and substance reasonably acceptable to Parent. Upon the execution and delivery of a joinder agreement by such Transferee, such Transferee shall be deemed to be a party hereto as if such Transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. Any Transfer or attempted Transfer of any Subject Securities in violation of this Agreement shall be null and void ab initio.

(b) If any involuntary Transfer of any of such Subject Securities shall occur, the Transferee shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

(c) For purposes of this Agreement, “Transfer” means any direct or indirect transfer, sale, assignment, pledge, encumbrance, hypothecation, grant of a security interest in, gift, distribution or other disposal of all or any portion of the Subject Securities, by operation of law or otherwise, including any swap, derivative or other similar transaction that hedges or transfers the economic consequences of ownership of the applicable portion of the Subject Securities.

(d) At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, each Stockholder hereby authorizes the Company and Opco (or its counsel) to notify its transfer agent that there is a stop transfer order with respect to all of the Subject Securities (and that this Agreement places limits on the voting and transfer of the Subject Securities), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company and Opco following the Expiration Date.

4. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) From and after the date hereof until the Expiration Date, each Stockholder hereby irrevocably and unconditionally grants to, and appoints, Parent and any designee thereof as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Subject Shares of such Stockholder as of the applicable record date in accordance with the requirements of Section 1; provided that each Stockholder’s grant of the proxy contemplated by this Section 4(a) shall be effective if, and only if, such Stockholder has not delivered to the Company prior to the Company Stockholder Meeting and at any other meeting of the stockholders of the Company at which any of the matters described in Section 1 are to be considered, including any adjournment or postponement of each of the foregoing, a duly executed irrevocable proxy card directing that the shares of Company Common Stock of such Stockholder be voted in accordance with the requirements of Section 1; provided, further, that any grant of such proxy shall only entitle Parent or its designee to vote on the matters specified by Section 1(b), and each Stockholder shall retain the authority to vote on all other matters.

(b) Each Stockholder hereby represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable, and hereby revokes all such proxies.

(c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. The parties hereto hereby further affirm that the irrevocable proxy is coupled with an interest and is intended to be irrevocable until the Expiration Date, at which time it will terminate automatically. If for any reason any proxy granted herein is not irrevocable after it becomes effective, then the Stockholder granting such proxy agrees, until the Expiration Date, to vote the Company Common Stock in accordance with the with the requirements of Section 1. The parties hereto agree that the foregoing is a voting agreement.

5. Notification; Further Assurances; Disclosure. Each Stockholder shall notify Parent and the Company promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional shares of Company Common Stock or Opco Units by such Stockholder after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock or Opco Units by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), all of which shall be considered Subject Shares or Subject Units, as applicable, and shall be subject to the terms of this Voting Agreement as though owned by such acquiring Stockholder on the date hereof. From time to time and without additional consideration, each Stockholder shall use reasonable best efforts to execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, each Stockholder hereby severally as to itself only, but not jointly with any other Stockholder, authorizes Parent and the Company to publish and disclose in any public filing made in connection with the Merger Agreement and the transactions contemplated thereby and in any other announcement or disclosure required by applicable Law, such Stockholder’s identity and ownership of the Subject Securities and the nature of such Stockholder’s obligations under this Agreement and authorizes the Company to include this Agreement as an exhibit to any filing required to be made by the Company with the SEC in connection with the Merger Agreement and the transactions contemplated thereby.

6. Representations and Warranties.

(a) Each Stockholder on its own behalf hereby represents and warrants to Parent, severally and not jointly, with respect to such Stockholder as follows:

(i) Organization; Good Standing. Such Stockholder that is a corporation or other legal entity is duly organized, validly existing and in good standing under the Laws of its state of formation or incorporation.

(ii) Authority. Such Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforcement may be limited by Enforceability Exceptions. No proceedings or authorizations on the part of the Stockholder (or its governing body, general partner, board of directors, partners or other equityholders, as applicable) that have not been completed or obtained are necessary to authorize or adopt this Agreement or to consummate the transactions contemplated by this Agreement.

(iii) No Conflicts. The execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of its obligations hereunder, and the consummation by it of the transactions contemplated by this Agreement (A) does not violate or conflict with any provision of the charter, bylaws, or other Organizational Documents, as applicable, of such Stockholder; (B) does not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Contract to which such Stockholder is a party; and (C) does not violate or conflict with any Law applicable to such Stockholder, except, in each case as would not reasonably be expected to prevent, impede or materially delay performance by the Stockholder of its obligations under this Agreement.

(iv) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any Governmental Authorization.

(v) Ownership. Such Stockholder is the record or beneficial owner of and has good and marketable title to, the Subject Securities set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all Liens, other than those created by this Agreement, restrictions under the Stockholders’ Agreement or restrictions on transfer of general applicability arising under applicable securities Laws. Except for Company PSUs, Company RSUs or shares of Company Common Stock issued upon vesting of any Company PSU or Company RSU, such Stockholder does not own, of record or beneficially, any shares of Company Common Stock or Opco Units other than the Subject Securities set forth opposite such Stockholder’s name on Schedule A hereto (except that such Stockholder may be deemed to beneficially own Subject Securities owned by other Stockholders). None of such Stockholder’s Subject Securities are, and at no time during the Term will be, subject to any voting trust or other agreement or arrangement with respect to the voting of such shares of Company Common Stock (other than the Stockholders’ Agreement).

(vi) Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of such Stockholder contained herein. Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of their own choosing. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Mergers and the other transactions contemplated thereby.

(vii) No Actions. As of the date hereof, there is no Legal Proceeding pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder or any of its Affiliates, or any Order to which the Stockholder or any of its Affiliates is subject, that in either case, questions the record or beneficial ownership of the Stockholder’s Subject Securities or the validity of this Agreement or that would reasonably be expected to prevent, impede or materially delay performance by the Stockholder of its obligations under this Agreement.

(b) Parent hereby represents and warrants as follows:

(i) Organization; Good Standing. Parent is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation.

(ii) Authority. Parent has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, except as enforcement may be limited by Enforceability Exceptions. No proceedings or authorizations on the part of Parent (or its board of directors or equityholders) that have not been completed or obtained are necessary to authorize or adopt this Agreement or to consummate the transactions contemplated by this Agreement.

(iii) No Conflicts. The execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder, and the consummation by it of the transactions contemplated by this Agreement (A) does not violate or conflict with any provision of the Organizational Documents of Parent; (B) does not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Contract to which Parent is a party; and (C) does not violate or conflict with any Law applicable to Parent, except, in each case as would not reasonably be expected to prevent, impede or materially delay performance by Parent of its obligations under this Agreement.

(iv) Consents and Approvals. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not, require Parent to obtain any Governmental Authorization.

7. Stockholder Capacity. During the Term, no Person executing this Agreement who is or becomes a director or officer, or any other similar function or capacity, of the Company or Opco or any other Person shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer, or any other similar function or capacity. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder or beneficial owner of Subject Securities and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer, or any other similar function or capacity, of the Company or Opco or any other Person. The taking of any actions (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer, or any other similar function or capacity, of the Company, Opco or any other Person shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

8. No Exercise of Appraisal Rights; Section 220 Demands. Each Stockholder forever waives and agrees not to exercise or assert any appraisal rights or dissenters’ rights in respect of such Stockholder’s Subject Shares that may arise in connection with the Mergers. Each Stockholder agrees not to exercise any rights to demand access to books and records under Section 220 of the DGCL in connection with the Mergers.

9. Stockholder Litigation. Each Stockholder agrees not to commence or voluntarily participate in any claim, derivative or otherwise, that may be brought against the Company, Opco, Parent, Merger Sub, Opco Merger Sub or any of their respective successors and assigns alleging that the negotiation, approval, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby or the Proxy Statement is a breach of fiduciary duty by the Company Board or breaches of any federal securities law in connection with any of the foregoing; provided, that this Section 9 shall not be deemed a waiver of any rights of the Stockholder or its Affiliates for any breach of (a) this Agreement, (b) the Merger Agreement or (c) any other Contract by and between such Stockholder or any of its Affiliates, on the one hand, and the Company or its Subsidiaries or Affiliates, on the other hand.

10. No Solicitation. Each Stockholder shall not, and shall cause each of its Affiliates not to, and shall use its reasonable best efforts to cause each of its other Representatives not to, directly or indirectly, take any action that the Company would then be prohibited from taking under Section 5.3(a) of the Merger Agreement as if such Stockholder were the Company. Such Stockholder shall cease immediately any solicitations, encouragement, discussions and negotiations by such Stockholder, its Affiliates or its Representatives that commenced prior to the date of this Agreement with respect to any Acquisition Proposal. Notwithstanding anything to the contrary provided in this Agreement, each Stockholder and any of its Affiliates and Representatives shall not be prohibited from participating in any discussions or negotiations with respect to a possible tender and support, voting or similar agreement in connection with an Acquisition Transaction in the event that the Company is permitted to take the actions set forth in Section 5.3(b) of the Merger Agreement with respect to such Acquisition Proposal.

11. No Ownership Interest. Except as expressly set forth herein, nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities, and all rights, ownership and economic benefits relating to the Subject Securities shall remain vested in and belong to each such Stockholder. The parties hereto acknowledge and agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act).

12. Termination. This Agreement shall automatically terminate, with respect to any Stockholder, without further action, upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the delivery of written notice of termination by the Stockholder to Parent following an Adverse Amendment (as defined below) made without the consent of such Stockholder, (d) a Company Board Recommendation Change made in compliance with Section 5.3 of the Merger Agreement and (e) the mutual written agreement of the Stockholder and Parent to terminate this Agreement (any such date under clauses (a) through (e) of this Section 12 being referred to herein as the “Expiration Date”); provided that no such termination shall relieve any party hereto from liability for fraud or Willful and Material Breach of this Agreement. “Adverse Amendment” means an amendment, waiver or modification to the Merger Agreement in the form as it exists as of the time of the execution of the Merger Agreement that (i) decreases the amount or changes the form of consideration to be paid to the holders of Company Common Stock in the Mergers or (ii) is otherwise materially adverse to the Stockholders.

13. Specific Performance. Each Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) Parent is relying on such covenants in connection with entering into the Merger Agreement and (c) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur if such Stockholder does not perform the provisions of this Agreement in accordance with its specified terms or otherwise breaches such provisions. Each Stockholder hereby acknowledges and agrees that Parent will be entitled, in addition to any other remedy to which it may be entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof. Each Stockholder agrees not to raise any objections to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement on the basis that (i) Parent has an adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each Stockholder hereby agrees that Parent shall not be required to provide any bond or other security in connection with such injunction or enforcement and irrevocably waives any right that it may have to require or request the obtaining, furnishing or posting of any such bond or other security.

14. Governing Law; Jurisdiction.

(a) This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of any party hereto in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding based on, arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 18 or in such other manner as may be permitted by applicable Law, and nothing in this Section 14(b) shall affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chosen Courts in any dispute or controversy based on, arises out of or relating to this Agreement); (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding based on, arising in connection with or relating to this Agreement shall be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it shall not bring any Legal Proceeding based on, arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth in Section 18 shall be effective service of process for any Legal Proceeding in the Chosen Courts with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party hereto agrees that a final judgment in any Legal Proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

15. WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO, BASED ON OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

16. Amendments, Waivers, Etc. Any provision of this Agreement may not be amended except by an instrument in writing signed by each party to this Agreement. No failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Notwithstanding anything herein to the contrary, Section 12 of this Agreement may not be amended, waived or modified in a manner adverse to the Company without the prior written consent of the Company.

17. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent may assign all of the rights, interests and obligations of Parent under this Agreement to any wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent of its obligations under this Agreement. No assignment by any party hereto shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding on, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 17 shall be null and void.

18. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered hereunder (a) when delivered, if delivered personally to the intended recipient; (b) upon receipt of proof of delivery, if delivered by an internationally recognized overnight courier service; or (c) when sent, if sent by electronic mail (provided that no bounce back, unsuccessful delivery or similar message is received with respect thereto), in each case to the intended recipient as set forth below:

(a) If to Parent, to:

BP Products North America Inc.

30 South Wacker Dr. Suite 900

Chicago, IL 60606

Attn:	GOA Legal Notices
Phone:	+1 (832) 619 4894
E-mail:	GOALegalNotices@bp.com

With a copy (which shall not constitute notice) to:

BP Products North America Inc.

c/o BP America Inc.

501 Westlake Park Blvd

Houston, TX 77024

Attn:  Matt Bueninck – Vice President M&A Americas

Phone:

E-mail:

(b) If to the Stockholders, to:

Archaea Energy Inc.

4444 Westheimer Road

Suite G450

Houston, TX 77027

Attn:	Edward Taibi

E-mail:

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:	David B. Feirstein, P.C.

Steven Y. Li

E-mail:	david.feirstein@kirkland.com

steven.li@kirkland.com

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

Attn:	Cyril V. Jones, P.C.
E-mail:	cyril.jones@kirkland.com

Jones Day

500 Grant Street, Suite 4500

Pittsburgh, PA 15219

Attn:	David A. Grubman
E-mail:	dgrubman@jonesday.com

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day shall be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party hereto may provide notice to the other parties hereto of a change in its address or e-mail address through a notice given in accordance with this Section 18, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 18 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 18.

19. Severability. If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

20. Entire Agreement; No Third Party Beneficiaries. This Agreement and the Merger Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto. This Agreement is not intended to and does not confer on any Person other than the parties hereto any rights or remedies hereunder; provided that the Company may rely upon and enforce this Agreement as an express third-party beneficiary hereof, solely to the extent that the Company is enforcing rights expressly granted to the Company hereunder.

21. Section Headings. The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

22. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

23. Interpretation and Construction.

(a) The rules of interpretation set forth in Section 1.3 of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

(c) In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities.

24. Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the termination of this Agreement, but such non-survival shall be subject to the proviso to the first sentence of Section 12.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARENT

BP PRODUCTS NORTH AMERICA INC.

By:	/s/ Michael Thomas
Name: Michael Thomas
Title: Authorized Person

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

STORK PARTNERS LLC

By:	/s/ Nicholas Stork
Name: Nicholas Stork
Title: Manager

ROTHWELL-GORNT LLC

By:	/s/ Nicholas Stork
Name: Nicholas Stork
Title: Manager

/s/ Richard Walton
Richard Walton

STRUAN & COMPANY, LLC

By:	/s/ Richard Walton
Name: Richard Walton
Title: President

GREEN EYED DEVIL LLC

By:	/s/ Richard Walton
Name: Richard Walton
Title: Manager

/s/ Brian McCarthy
Brian McCarthy

MCCARTHY BIOGAS HOLDINGS LLC

By:	/s/ Brian McCarthy
Name: Brian McCarthy
Title: Manager

/s/ Daniel Joseph Rice, IV
Daniel Joseph Rice, IV

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

SHALENNIAL FUND I, L.P.

By: Shalennial GP I, L.P. its general partner

By: Rice Investment Group UGP, LLC, its general partner

By:	/s/ Daniel Joseph Rice, IV
Name:	Daniel Joseph Rice, IV
Title:	Managing Member

DANIEL J. RICE IV 2018 IRREVOCABLE TRUST

By:	/s/ Andrew L. Share
Name:	Andrew L. Share
Title:	Trustee

[Signature Page to Voting and Support Agreement]

Schedule A

Stockholder	Shares of Company Class A Common Stock	Shares of Company Class B Common Stock
Shalennial Fund I, L.P.	-	12,499,929
Daniel J. Rice IV	1,877	5,145
Daniel J. Rice IV 2018 Irrevocable Trust	332,500	1,208,398
Stork Partners LLC	50,000	2,721,017
Rothwell-Gornt LLC	-	4,919,808
Struan & Company, LLC	-	3,472,202
Richard Walton	-	261,114
Green Eyed Devil LLC	50,000	4,919,808
Brian McCarthy	-	148,253
McCarthy Biogas Holdings LLC	-	1,639,936

Stockholder	Company Warrants
Daniel J. Rice IV 2018 Irrevocable Trust	1,282,972
Stork Partners, LLC	421,259
Richard Walton	421,259
Brian McCarthy	316,299

Stockholder	Opco Units
Shalennial Fund I, L.P.	12,499,929
Daniel J. Rice IV	5,145
Daniel J. Rice IV 2018 Irrevocable Trust	1,208,398
Rothwell-Gornt LLC	4,919,808
Stork Partners, LLC	2,721,017
Struan & Company, LLC	3,472,202
Green Eyed Devil LLC	4,919,808
Richard Walton	261,114
Brian McCarthy	148,253
McCarthy Biogas Holdings LLC	1,636,936